Exhibit 99.1

Paylocity Announces Fourth Quarter and Fiscal Year 2014 Financial Results

•                  Q4 2014 Total Revenue of $28.6 million, up 41% year-over-year

•                  FY 2014 Total Revenue of $108.7 million, up 41% year-over-year

Arlington Heights, IL. — August 14, 2014 — Paylocity Holding Corporation (Nasdaq: PCTY), a cloud-based provider of payroll and human capital management software solutions, today announced financial results for the fourth quarter and full fiscal year 2014, which ended June 30, 2014.

“Paylocity wrapped up an exciting fiscal year with an excellent fourth quarter highlighted by revenue growth in excess of 40% driven by strong sales execution and best in class revenue retention,” said Steve Beauchamp, President and Chief Executive Officer of Paylocity.  “We ended the year with 8,500 clients, a 24% increase over fiscal 2013 while at the same time we expanded our broker referral channel to over 1,000 partners who were responsible for providing leads that generated more than 25% of our new business revenue.  We also increased R&D investment in our leading HCM platform recently announcing availability of both our new on boarding and benefits products.”

Fourth Quarter 2014 Financial Highlights

Revenue:

•                  Total revenue was $28.6 million, an increase of 41% from the fourth quarter of fiscal year 2013.

•                  Total recurring revenue was $27.1 million, representing 95% of total revenue and an increase of 41% from the fourth quarter of fiscal year 2013.

Adjusted EBITDA:

•                  Adjusted EBITDA, a non-GAAP measure, was a loss of ($0.3) million compared to Adjusted EBITDA of $0.7 million for the fourth quarter of fiscal year 2013.

Operating Loss:

•                  Non-GAAP operating loss was ($2.1) million, compared to non-GAAP operating loss of ($0.7) million in the fourth quarter of fiscal year 2013.

•                  GAAP operating loss was ($6.3) million, compared to an operating loss of ($0.9) million in the fourth quarter of fiscal year 2013.

Net Loss:

•                  Non-GAAP net loss was ($2.4) million, which included ($0.5) million of income tax expense resulting from a one-time, non-cash charge to establish a valuation allowance against deferred tax assets. Excluding tax impacts, non-GAAP net loss outperformed guidance by $1.1 million. This compares to a non-GAAP net loss of ($0.3) million for the fourth quarter of fiscal year 2013. Non-GAAP net loss per share, including the non-cash tax expense, was ($0.05) for the three months ended June 30, 2014, based on 49.6 million diluted weighted average common shares outstanding. The tax differential negatively impacted non-GAAP net loss per share by ($0.03). On a pro forma basis, assuming conversion of all outstanding preferred shares as of July 1, 2012, non-GAAP net loss per share was ($0.01) for the fourth quarter of fiscal year 2013, based on 43.9 million diluted weighted average common shares outstanding.

•                  GAAP net loss was ($6.7) million, which included the aforementioned ($0.5) million of income tax expense. This compares to a net loss of ($0.4) million for the fourth quarter of fiscal year 2013. Net loss per share, including the non-cash tax expense, was ($0.14) for the three months ended June 30, 2014 based on 49.6 million diluted weighted average common shares outstanding. On a pro forma basis assuming conversion of all outstanding preferred shares as of July 1, 2012, net loss per share was ($0.01) for the fourth quarter of fiscal year 2013, based on 43.9 million diluted weighted average common shares outstanding.

Fiscal Year 2014 Financial Highlights

Revenue:

•                  Total revenue was $108.7 million, an increase of 41% from fiscal year 2013.

•                  Total recurring revenue was $101.9 million, represented 94% of total revenue and increased 40% on a year-over-year basis.

Adjusted EBITDA:

•                  Adjusted EBITDA, a non-GAAP measure, was $5.4 million for fiscal year 2014 compared to Adjusted EBITDA of $6.3 million for fiscal year 2013.

Operating Income (Loss):

•                  Non-GAAP operating loss was ($1.1) million, compared to non-GAAP operating income of $0.6 million in fiscal year 2013.

•                  GAAP operating loss was ($7.0) million, compared to operating income of nil in fiscal year 2013.

Net Income (Loss):

•                  Non-GAAP net loss was ($1.1) million which included ($0.3) million of income tax expense resulting from a one-time, non-cash charge to establish a valuation allowance against deferred tax assets. Excluding tax impacts, non-GAAP net loss outperformed guidance by $1.2 million. This compares to non-GAAP net income of $0.9 million in fiscal year 2013. On a pro forma basis, assuming conversion of all outstanding preferred shares as of July 1, 2012, non-GAAP net loss per share was ($0.02) for fiscal year 2014 based on 45.4 million diluted weighted average common shares outstanding. The tax differential negatively impacted non-GAAP net loss per share by ($0.01).This compares to pro forma net income per share of $0.02 for fiscal year 2013, based on 44.7 million diluted weighted average common shares outstanding.

•                  GAAP net loss was ($7.1) million which included the aforementioned ($0.3) million of income tax expense. This compares to net income of $0.6 million for fiscal year 2013. On a pro forma basis, assuming the conversion of all outstanding preferred shares as of July 1, 2012, net loss per share would have been ($0.16) for the fiscal year ended June 30, 2014, based on 45.4 million diluted weighted average common shares outstanding. This compares to pro forma net income per share of $0.01 for the fiscal year 2013, based on 44.7 million diluted weighted average common shares outstanding.

Balance Sheet and Cash Flow:

•                  Cash and cash equivalents totaled $78.8 million at the end of the year.

•                  Cash flow from operations for fiscal year 2014 was $7.2 million compared to $6.2 million for fiscal year 2013.

A reconciliation of GAAP to non-GAAP financial measures has been provided in this press release, including the accompanying tables.  An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Business Outlook

Based on information available as of August 14, 2014, Paylocity is issuing guidance for the first quarter and full fiscal year 2015 as indicated below.

First Quarter 2015:

•                  Total revenue is expected to be in the range of $29.0 million to $30.0 million.

•                  Adjusted EBITDA is expected to be a loss in the range of ($2.5) million to ($1.5) million.

•                  Non-GAAP net loss is expected to be in the range of ($5.0) million to ($4.0) million, or ($0.10) to ($0.08) per share, based on 49.6 million basic weighted average common shares outstanding. As a result of the tax valuation allowance, this guidance assumes no income tax expense or benefit.

Fiscal Year 2015:

•                  Total revenue is expected to be in the range of $139.0 million to $143.0 million.

•                  Adjusted EBITDA is expected to be in the range of $1.0 million to $3.0 million.

•                  Non-GAAP net loss is expected to be in the range of ($8.0) million to ($6.0) million, or ($0.16) to ($0.12) per share, based on 49.6 million basic weighted average common shares outstanding. As a result of the tax valuation allowance, this guidance assumes no income tax expense or benefit.

Conference Call Details

Paylocity will host a conference call to discuss its fourth quarter and fiscal year 2014 results at 4:00 p.m. Central Time today (5:00 Eastern Time). A live audio webcast of the conference call, together with detailed financial information, can be accessed through the company’s Investor Relations Web site at http://www.paylocity.com. Participants who choose to call in to the conference call can do so by dialing (855) 226-3021 or (315) 625-6892, passcode 74624017. A replay of the call will be available and archived via webcast at www.paylocity.com.

About Paylocity

Paylocity is a provider of cloud-based payroll and human capital management, or HCM, software solutions for medium-sized organizations. Paylocity’s comprehensive and easy-to-use solutions enable its clients to manage their workforces more effectively.  Paylocity’s solutions help drive strategic human capital decision-making and improve employee engagement by enhancing the human resource, payroll and finance capabilities of its clients. For more information, visit www.paylocity.com.

Source: Paylocity

Non-GAAP Financial Measures

The company uses certain non-GAAP financial measures in this release, including Adjusted EBITDA, adjusted gross profit, adjusted recurring gross profit, non-GAAP operating income (loss), non-GAAP net income (loss) and non-GAAP net income (loss) per share. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. We define Adjusted EBITDA as net income (loss) before interest expense, taxes, and depreciation and amortization expense, adjusted to eliminate stock-based compensation expense and a one-time founder-funded bonus pay-out. Adjusted gross profit and adjusted recurring gross profit are adjusted for stock-based compensation expense, a one-time founder-funded bonus pay-out and amortization of capitalized research and development costs. Non-GAAP operating income (loss), non-GAAP net income (loss) and non-GAAP net income (loss) per share are adjusted for stock-based compensation expense and a one-time founder-funded bonus pay-out. Please note that other companies may define their non-GAAP financial measures differently than we do. Management presents certain non-GAAP financial measures in this release because it considers them to be important supplemental measures of performance. Management uses these non-GAAP financial measures for planning purposes, including analysis of the company’s performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management believes that these non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company’s financial and operational performance. Management also intends to provide these non-GAAP financial measures as part of the company’s future earnings discussions and, therefore, the inclusion of the non-GAAP financial measures should provide consistency in the company’s financial reporting. Non-GAAP financial measures have limitations as an analytical tool. Investors are encouraged to review the reconciliation of the non-GAAP measures to their most directly comparable GAAP measures provided in this release.

Safe Harbor/forward looking statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included herein regarding Paylocity’s future operations, future financial position and performance, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “seek” and similar expressions (or the negative of these terms) are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about management’s estimates regarding future revenues and financial performance and other statements about management’s beliefs, intentions or goals.  Paylocity may not actually achieve the expectations disclosed in the forward-looking statements, and you should not place undue reliance on Paylocity’s forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to, risks related to Paylocity’s ability to attract new clients to enter into subscriptions for its services; Paylocity’s ability to service clients effectively; Paylocity’s ability to expand its sales organization to effectively address new geographies; Paylocity’s ability to continue to expand its referral network of third parties; Paylocity’s ability to accurately forecast revenue and appropriately plan its expenses; Paylocity’s ability to forecast its tax position, including but not limited to the assessment of the need for a valuation allowance against its deferred tax position; continued acceptance of SaaS as an effective method for delivery of payroll and HCM solutions; Paylocity’s ability to protect and defend its intellectual property; unexpected events in the market for Paylocity’s solutions; future regulatory, judicial and legislative changes in its industry; changes in the competitive environment in Paylocity’s industry and the market in which it operates; and other risks and potential factors that could affect Paylocity’s business and financial results identified in Paylocity’s filings with the Securities and Exchange Commission (the “SEC”), including its prospectus filed with the SEC pursuant to Rule 424(b)(4) on March 19, 2014 and its 10-Q filed with the SEC on May 14, 2014.  Additional information will also be set forth in Paylocity’s future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that Paylocity makes with the SEC.  These forward-looking statements represent Paylocity’s expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Paylocity disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

PAYLOCITY HOLDING CORPORATION

Consolidated Balance Sheets

(in thousands, except share and per share data)

	As of June 30,
	2013	2014
Assets
Current assets:
Cash and cash equivalents	$7,594	$78,848
Accounts receivable, net	740	756
Prepaid expenses and other	1,875	2,694
Deferred income tax assets, net	602	706

Total current assets before funds held for clients	10,811	83,004
Funds held for clients	355,905	417,261

Total current assets	366,716	500,265

Long-term prepaid expenses	—	313
Capitalized software, net	2,614	5,093
Property and equipment, net	8,586	13,125
Intangible assets, net	—	6,320
Goodwill	—	3,035

Total assets	$377,916	$528,151

Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Equity (Deficit)

Current liabilities:

Current portion of long-term debt	$625	$—
Accounts payable	880	2,133
Taxes payable	207	5
Consideration related to acquisition	—	2,985
Accrued expenses	6,794	10,744

Total current liabilities before client fund obligations	8,506	15,867
Client fund obligations	355,905	417,261

Total current liabilities	364,411	433,128
Long-term debt, net of current portion	938	—
Deferred rent	2,317	3,175
Deferred income tax liabilities, net	269	714

Total liabilities	$367,935	$437,017

Redeemable convertible preferred stock, $0.001 par value, 18,000 authorized as of June 30, 2013 and no shares authorized as of June 30, 2014
Series A, 6% cumulative dividend, 9,500 shares issued and outstanding at June 30, 2013 and no shares issued and outstanding at June 30, 2014	$9,339	$—
Series B, 8% cumulative dividend, 8,400 shares issued and outstanding at June 30, 2013 and no shares issued and outstanding at June 30, 2014	27,234	—

Stockholders’ equity (deficit)
Common stock, $0.001 par value, 66,667 shares authorized, 31,988 shares issued and outstanding at June 30, 2013; and 155,000 shares authorized, 49,564 shares issued and outstanding at June 30, 2014	32	50
Preferred stock, $0.001 par value, no shares authorized, issued and outstanding at June 30, 2013 and 5,000 authorized, no shares issued and outstanding at June 30, 2014	—	—
Additional paid-in capital	437	125,255
Accumulated deficit	(27,061)	(34,171)
Total stockholders’ equity (deficit)	(26,592)	$91,134
Total liabilities, redeemable convertible preferred stock, and stockholders’ equity (deficit)	$377,916	$528,151

PAYLOCITY HOLDING CORPORATION

Consolidated Statements of Operations

(in thousands, except share and per share data)

	For the Years Ended June 30,
	2012	2013	2014
Revenues
Recurring fees	$51,211	$71,309	$100,362
Interest income on funds held for clients	1,263	1,459	1,582
Total recurring revenues	52,474	72,768	101,944
Implementation services and other	2,622	4,526	6,743
Total revenues	55,096	77,294	108,687
Cost of revenues
Recurring revenues	22,054	28,863	37,319
Implementation services and other	7,040	10,803	17,775
Total cost of revenues	29,094	39,666	55,094
Gross profit	26,002	37,628	53,593
Operating expenses
Sales and marketing	12,828	18,693	28,276
Research and development	1,788	6,825	10,355
General and administrative	8,618	12,079	21,980
Total operating expenses	23,234	37,597	60,611
Operating income (loss)	2,768	31	(7,018)
Other income (expense)	(196)	(16)	163
Income (loss) before income taxes	2,572	15	(6,855)
Income tax (benefit) expense	884	(602)	255
Net income (loss)	$1,688	$617	$(7,110)
Net income (loss) attributable to common stockholders	$998	$(2,291)	$(9,392)
Net income (loss) per share attributable to common stockholders:
Basic	$0.02	$(0.07)	$(0.26)
Diluted	$0.02	$(0.07)	$(0.26)
Weighted-average shares used in computing net income (loss) per share attributable to common stockholders:
Basic	43,873	31,988	36,707
Diluted	44,317	31,988	36,707

Stock-based compensation for each of the three years ended June 30 and a one-time founder funded bonus pay-out in the year ended June 30, 2014, are included in the above line items:

	For the Years Ended June 30,
	2012	2013	2014

Cost of revenue - recurring	$—	$—	$638
Cost of revenue - implementation services and other	—	—	603
Sales and marketing	—	—	930
Research and development	—	—	970
General and administrative	203	523	2,759
Total stock-based compensation and one-time founder funded bonus pay-out	$203	$523	$5,900

PAYLOCITY HOLDING CORPORATION

Consolidated Statements of Cash Flows

(in thousands)

	For the Years Ended June 30,
	2012	2013	2014
Cash flows provided by operating activities:

Net income (loss)	$1,688	$617	$(7,110)
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	203	523	4,929
Depreciation and amortization	4,624	5,571	6,336
Deferred income tax (benefit) expense	838	(822)	341
Provision for doubtful accounts	60	60	62
Loss on disposal of equipment	—	—	98
Changes in operating assets and liabilities:
Accounts receivable	287	(295)	(78)
Prepaid expenses	(247)	(1,061)	(1,132)
Trade accounts payable	102	138	465
Accrued expenses	1,009	1,497	3,288
Net cash provided by operating activities	8,564	6,228	7,199

Cash flows from investing activities:
Capitalized internally developed software costs	(3,716)	(1,967)	(4,349)
Purchases of property and equipment	(3,446)	(3,987)	(6,667)
Payments for acquisition	—	—	(6,450)
Net change in funds held for clients	35,724	(92,650)	(61,356)
Net cash provided by (used in) investing activities	28,562	(98,604)	(78,822)

Cash flows from financing activities:
Net change in client funds obligation	(35,724)	92,650	61,356
Principal payments on long-term debt	(312)	(1,625)	(1,563)
Proceeds from initial public offering, net of issuance costs	—	—	82,032
Capital contribution	—	—	1,052
Proceeds from issuance of Redeemable Convertible Preferred Series B Shares	27,234	—	—
Proceeds from exercise of stock options	88	76	—
Payments for redemption of Common Shares	(27,371)	(162)	—
Net cash (used in) provided by financing activities	(36,085)	90,939	142,877
Net Change in Cash and Cash Equivalents	1,041	(1,437)	71,254
Cash and Cash Equivalents—Beginning of Year	7,990	9,031	7,594
Cash and Cash Equivalents—End of Year	$9,031	$7,594	$78,848
Supplemental Disclosure of Non-Cash Investing and Financing Activities

Build-out allowance received from landlord	$333	$325	$1,162
Purchase of property and equipment, accrued but not paid	$392	$27	$896
Unpaid initial offering costs	—	—	$75
Supplemental disclosure of cash flow information
Cash paid for income taxes	$7	$69	$106
Cash paid for interest	$161	$385	$70

Paylocity Holding Corporation

Reconciliation of GAAP to non-GAAP Financial Measures

(In thousands except per share data)

	Three months Ended June 30,		For the year Ended June 30,
	2013	2014	2013	2014
Reconciliation from gross profit to adjusted gross profit:
Gross profit	$9,386	$13,543	$37,628	$53,593
Amortization of capitalized research and development costs	721	385	3,067	2,195
Stock-based compensation expense	—	709	—	920
One-time founder funded bonus pay-out	—	321	—	321
Adjusted gross profit	$10,107	$14,958	$40,695	$57,029

	Three months Ended June 30,		For the year Ended June 30,
	2013	2014	2013	2014
Reconciliation from total recurring revenues to adjusted recurring gross profit:
Total recurring revenues	$19,233	$27,120	$72,768	$101,944
Cost of recurring revenues	7,673	9,999	28,863	37,319
Recurring gross profit	11,560	17,121	43,905	64,625
Amortization of capitalized research and development costs	721	385	3,067	2,195
Stock-based compensation expense	—	382	—	496
One-time founder funded bonus pay-out	—	142	—	142
Adjusted recurring gross profit	$12,281	$18,030	$46,972	$67,458

	Three months Ended June 30,		For the year Ended June 30,
	2013	2014	2013	2014
Reconciliation from net income (loss) to Adjusted EBITDA:
Net income (loss)	$(372)	$(6,704)	$617	$(7,110)
Interest expense	30	—	192	67
Income tax expense (benefit)	(496)	452	(602)	255
Depreciation and amortization	1,426	1,792	5,571	6,336
EBITDA	588	(4,460)	5,778	(452)
Stock-based compensation expense	131	3,215	523	4,929
One-time founder funded bonus pay-out	—	971	—	971
Adjusted EBITDA	$719	$(274)	$6,301	$5,448

	Three months Ended June 30,		For the year Ended June 30,
	2013	2014	2013	2014
Reconciliation from operating income (loss) to non-GAAP operating income (loss):
Operating income (loss)	$(869)	$(6,306)	$31	$(7,018)
Stock-based compensation expense	131	3,215	523	4,929
One-time founder funded bonus pay-out	—	971	—	971
Non-GAAP operating income (loss)	$(738)	$(2,120)	$554	$(1,118)

	Three months Ended June 30,		For the year Ended June 30,
	2013	2014	2013	2014
Reconciliation from net income (loss) to non-GAAP net income (loss):
Net income (loss)	$(372)	$(6,704)	$617	$(7,110)
Stock-based compensation expense, net of tax	80	3,215	319	4,929
One-time founder funded bonus pay-out	—	971	—	971
Amortization of acquired intangibles	—	80	—	80
Non-GAAP net income (loss)	$(292)	$(2,438)	$936	$(1,130)

	Three months Ended June 30,		For the year Ended June 30,
	2013	2014	2013	2014
Calculation of non-GAAP net income (loss) per share:
Non-GAAP net income (loss)	$(292)	$(2,438)	$936	$(1,130)
Pro forma weighted average number of shares of common stock	43,921	49,564	44,748	45,436
Non-GAAP net income (loss) per share	$(0.01)	$(0.05)	$0.02	$(0.02)